Exhibit 99.1

FINANCIAL STATEMENTS

Octagon Risk Services, Inc.

For the Period Ended October 3, 2003
with Report of Independent Auditors

Octagon Risk Services, Inc.

Financial Statements

For the Period Ended October 3, 2003

Report of Independent Auditors

The Board of Directors
CompManagement, Inc.

We have audited the accompanying balance sheet of Octagon Risk Services, Inc. (“the Company”), a wholly-owned subsidiary of The St. Paul Companies, Inc., as of October 3, 2003 and the related statements of income and comprehensive income, changes in stockholder’s equity and cash flows for the period from January 1, 2003 through October 3, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Octagon Risk Services, Inc. as of October 3, 2003 and the results of its operations and its cash flows for the period from January 1, 2003 to October 3, 2003 in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

December 2, 2003
Cincinnati, Ohio

Octagon Risk Services, Inc.

Balance Sheet

(In thousands, except share data)

October 3, 2003
Assets
Current assets:
Cash and cash equivalents	$4,374
Investments	11,653
Accounts receivable, net	4,859
Prepaid expenses and other assets	579
Total current assets	21,465
Property and equipment, net	835
Non-current deferred tax asset	7,355
Total assets	$29,655

Liabilities and Stockholder’s Equity
Liabilities:
Deferred revenue	6,026
Accounts payable	45
Accrued expenses and other liabilities	4,530
Related party accounts and notes payable	1,056
Total liabilities	11,657

Stockholder’s equity:
Common stock (100 shares issued and outstanding) ($.01 par value, 20,000 shares authorized)	1
Paid-in capital	24,715
Accumulated deficit	(7,023)
Unrealized appreciation of investments, net	305
Total stockholder’s equity	17,998
Total liabilities and stockholder’s equity	$29,655

See accompanying notes to financial statements.

Octagon Risk Services, Inc.

Statement of Income and Comprehensive Income

(In thousands)

For the period from January 1, 2003 to October 3, 2003
Revenues:
Service fees	$26,379

Expenses:
Selling, general and administrative	24,722
Depreciation	230

Total operating expenses	24,952

Income from operations	1,427

Interest income	540
Income before income taxes	1,967

Income taxes	(1,444)

Net income	523

Other comprehensive loss:
Unrealized losses on investments, net of tax of $222	(319)

Comprehensive income	$204

See accompanying notes to financial statements.

Octagon Risk Services, Inc.

Statement of Changes in Stockholder’s Equity

(In thousands)

	Common Stock	Paid-In Capital	Accumulated Deficit	Unrealized Gain (Loss)	Total

Balance at January 1, 2003	$1	$24,715	$(7,546)	$624	$17,794

Unrealized Appreciation of Investments				(319)	(319)

Net Income			523		523

Balance at October 3, 2003	$1	$24,715	$(7,023)	$305	$17,998

See accompanying notes to financial statements.

Octagon Risk Services, Inc.

Statement of Cash Flows

(In thousands)

For the period from January 1, 2003 to October 3, 2003
Operating activities
Net income	$523
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	230
Realized gains on sales of investments	(69)
Provisions for deferred taxes	1,444
Changes in assets and liabilities
Accounts receivable	(2,646)
Prepaid expenses and other assets	(721)
Deferred revenue	342
Accounts payable	(46)
Accrued expenses and other liabilities	104
Net cash used in operating activities	(839)

Investing activities
Purchases of investments	(1,691)
Proceeds from sales of investments	1,760
Purchase of property and equipment	(683)
Net cash used in investing activities	(614)

Financing activities
Related party accounts and notes payable	(582)
Net cash used in financing activities	(582)

Net decrease in cash and cash equivalents	(2,035)

Cash and cash equivalents, beginning of period	6,409
Cash and cash equivalents, end of period	$4,374

See accompanying notes to financial statements.

Octagon Risk Services, Inc.

Notes to Financial Statements

(In thousands)

1.  Organization and Description of Business

Octagon Risk Services, Inc. (the “Company”) is a Minnesota company that provides full service claims administration and consulting services for workers’ compensation, medical professional liability and general liability.  The Company operates as a wholly owned subsidiary of The St. Paul Companies, Inc. (“St. Paul”).  The Company is headquartered in Oakland, California and has approximately 310 employees operating out of offices located throughout California, as well as in Illinois, Michigan, Nevada, Arizona, North Carolina, South Carolina, Pennsylvania and Washington.

On October 3, 2003, the Company was acquired by CompManagement, Inc. (See footnote 11, Subsequent Events).  The financial statements are prepared on a basis prior to the sale of the Company.

St. Paul Risk Services (“SPRS”) was a division of the Company that is in run-off.  In contemplation of the sale of the Company, the operations, certain assets and certain liabilities of SPRS were removed from the Company and assumed by St. Paul during September 2003.  The operations, assets and liabilities of SPRS are not material to the Company and are not reflected in the financial statements.

2.  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Revenue Recognition

Contract revenues are derived from claims management, administrative and consulting services, which are recorded as earned based on the requirements and duration of the related contracts.  Approximately two-thirds of the Company’s revenues were from two major customers for the period ended October 3, 2003.

Revenue on certain contracts has been deferred and is recognized in income on a pro rata basis over the related contract periods, which typically range between 3 and 12 months.  Commission expense associated with these contracts is also deferred and recognized as an expense on a pro rata basis over the related contract periods.  Contract revenues received in advance are included in deferred revenue.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Investments

The Company maintains investments in various fixed income securities, which are classified as available-for-sale and carried at fair value.  These securities are composed primarily of high-quality, intermediate-term taxable U.S. government, corporate and mortgaged-backed bonds, and tax-exempt U.S. municipal bonds.  Fair values are based on quoted market prices, where available, from a third-party pricing service.  If quoted market prices are not available, fair values are estimated using values obtained from independent pricing services.

Unrealized Appreciation or Depreciation on Investments – For investments that are carried at fair value, the difference between cost and fair value, net of deferred taxes, is recorded as a part of stockholders’ equity.  This difference is referred to as unrealized appreciation or depreciation on investments.  The change in unrealized appreciation or depreciation during the year is a component of other comprehensive income (losses).

Fair Value of Financial Instruments

Financial instruments consist of current assets and current liabilities that are carried at cost, which approximates fair value.

Property and Equipment

Property and equipment are carried at cost, net of accumulated depreciation.  Significant renewals and betterments to property and equipment are capitalized.  Depreciation is computed using the straight-lined method over the estimated useful lives of the assets, which range from 3 to 5 years.

Income Taxes

Income taxes are accounted for under the liability method.  Under this method, deferred income tax assets and liabilities are recognized for the tax consequences of differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities by applying enacted statutory tax rates applicable to future years.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date.  The Company files a consolidated tax return with its parent company and subsidiaries.

3. Accounts receivable

Accounts receivable consisted of the following at October 3, 2003:

Contract receivables	$4,912
Less: allowance for doubtful accounts	(53)
Total	$4,859

4. Property and Equipment

Property and equipment consisted of the following at October 3, 2003:

Leasehold improvements	$168
Furniture and fixtures	150
Computer software	660
Computer equipment	690
1,668
Less accumulated depreciation	(833)
Total	$835

5. Investments

The following table presents cost, unrealized appreciation, and fair value of investments held at October 3, 2003:

Cost

Unrealized Appreciation

Fair Value

Fixed income securities
U.S. Government	$3,711	$263	$3,974
Corporate securities	5,739	126	5,865
Municipal bonds	1,686	128	1,814
Total	$11,136	$517	$11,653

Gross unrealized appreciation of $517 is recorded net of tax in the accompanying balance sheet at a net amount of $305.

The following table presents the breakdown of fixed income securities by years to maturity. Actual maturities may differ from those stated as a result of calls and prepayments:

Cost

Fair Value

One year or less	$—	$—
Over one year through five years	$688	$708
Over five years through 10 years	10,448	10,945
Total	$11,136	$11,653

6. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following at October 3, 2003:

Accrued compensation	$3,536
Other liabilities	994
Total	$4,530

7. Employee Benefit Plans

The Company participates in the parent company’s defined contribution 401(k) plan for which qualifying employees of the Company may participate.  Employees must be twenty-one years of age and have completed at least six consecutive months of service to participate.  The plan provides for a matching employer contribution based on 100% of the participant’s contribution up to 6% of eligible compensation as defined.  The Company used stock of its parent company to fund the employer match.  The Company’s matching contribution was $278 for the period from January 1, 2003 to October 3, 2003 and was recorded as a selling, general and administrative expense.

8. Income Taxes

The provision for income taxes for the period from January 1, 2003 to October 3, 2003 is comprised of the following:

Deferred	$1,444
Current:
Federal	—
State	—
Total	$1,444

The tax provision is calculated as if the Company was a stand-alone entity.  Amounts are settled through intercompany accounts with St. Paul pursuant to a tax-sharing agreement.

Differences between the effective tax rate and statutory rates resulted from the following:

Statutory rate applied to income before income taxes	$806
Transferred pension liability	483
Other	155
Total tax provision	$1,444

At October 3, 2003, the Company had net operating loss (“NOL”) carryforwards for federal income tax purposes of approximately $10,000.  The use of the NOL carryforwards is subject to certain limitations under Internal Revenue Code Section 382.  The NOL carryforwards are set to expire as follows:

Year
12/31/2018	$2,310
12/31/2019	7,614
4/18/2020	76
$10,000

The items comprising the Company’s net deferred tax assets at October 3, 2003 are as follows:

Deferred tax assets:
Other	$280
NOL carryforwards	4,103
Intangibles	3,221
Total assets	7,604
Deferred tax liabilities:
Property and equipment	37
Unrealized appreciation	212
Total liabilities	249
Net deferred tax assets	$7,355

9.  Commitments and Contingencies

In 2003, the Company entered into a long-term lease for 27,897 square feet of office space on the sixth and seventh floors of 2101 Webster Street in Oakland, California.  The lease commences on March 1, 2004 and runs through September 30, 2009.  The Company expects to pay $3,551 in rent over the life of the lease.  The lease also provides for a seven-month period of free rent that will be amortized over the life of the lease agreement.

The Company also leases office space in Detroit, Michigan and at the following locations in California: Long Beach, Los Angeles, Irvine, Pleasanton, Rancho Cordova, Sacramento, San Diego and Stockton.  These spaces are used as regional offices for its operations.  Rental expense for the period from January 1, 2003 to October 3, 2003 was $1,905.

At October 3, 2003, future minimum rental payments for office space and equipment under operating leases are as follows:

2004	$2,716
2005	2,596
2006	2,570
2007	2,214
Thereafter	1,811
$11,907

10.  Related Party Transactions

Certain selling, general and administrative expenses are paid for by the Company’s parent and passed through to its subsidiaries, including the Company.  In addition, the Company’s parent facilitates certain investment transactions on behalf of the Company.  These expenses aggregated $652 for the period from January 1, 2003 to October 3, 2003 and were comprised of:  $383 for purchased services, $219 for direct expense reimbursement, and $50 for fees for facilitation of investment transactions.

The Company has in its employ Gus Von Bolschwing, who is one of the original founders of Octagon Risk Services.  Mr. Von Bolschwing is also an active partner in the law firm of Golman & Von Bolschwing.  Golman & Von Bolschwing is used by several of the Company’s clients for legal services associated with professional liability claims litigation.  Golman & Von Bolschwing conducts separate negotiations for fees with these common clients; however, the Company acts as a billing agent for Golman & Von Bolschwing, recording neither expense nor revenue for the associated transactions.

11.  Subsequent Events

Effective at the close of business on October 3, 2003, St. Paul sold all of the outstanding stock of the Company to CompManagement, Inc (“CMI”).  CMI is a wholly-owned subsidiary of WC Holdings, Inc. (“WCH”), a Delaware holding company.  CMI provides full service claims administration services for workers’ compensation and auto/general liability insurance claims throughout the United States through its own operations and those of its subsidiaries.  WCH is 80% owned by Security Capital Corporation (SCC).  SCC is a Delaware holding company and is publicly traded and listed on the American Stock Exchange under the ticker symbol of SCC.

Subsequent to October 3, 2003, the Company liquidated its investment portfolio for approximately $11,527 and paid a dividend to CMI with the proceeds.